Lease agreement

Lessor (hereinafter called Party A):Hu Guilan (ID No.420526198403011421)

Lessee (hereinafter called Party B): Hyundai Light & Electric (HZ) Co.,Ltd

Through consultation by both parties，Party B will lease Party A’s item,which located in Nanshan Industry Park,Jianghai District ,Jiangmen City, Both parties hereby agree upon the following terms:

Article 1: Factory and Facilities

1. The leasing item is the workshop and the office ( total area is 1710㎡). Which covers 1560㎡,150㎡respectively.

2.Monthly rents should be CHINESE DOLLARS ELEVEN THOUSAND NINE HUNDRED AND SEVENTY (￥11,970.00).Exclusive of lease invoice tax and real property tax which will be paid by Party B

3. The facilities Party A rent is just for manufacturing , Party B can change it’s operation applicable functions with written consent from Part A and corresponding approval from government authorities . in addition ,Part B should pay the expensse rising from that.

4.Party A shuld gureentee the leasing items are compliance with state constructure quality standard and safty for use .

Article 2: Lease term is two years, from April.5,2010 to April.5, 2012.

Article 3: Payment

Rents should be payable in advance on the fifth day ,othwise Party A has the right to take back the leasing items, and Party B should return the leasing items on time and be responsible for the rising legal proceeding.

Article 4: Rent deposit and payment for rent:

1. On signing date of this agreement, Party B should pay TWENTY THREE THOUSAND NINE HUNDRED AND FOURTY (￥23,940.00) as the rent deposit to Party A.

2. If the Lease term is over and Party B doesn’t want to continue, in the event that Party B has pay all the rents and maintain the good condition of the leasing item, Party A should return the rent deposit which free of interest to the Party B, and the rent deposit cannot use as the rent durling the lease term. ,If Party B violates the regulation on this agreement which resulted that Party A couldn’t collect the rent on time or causing other fees, Party A has the right to hold partly or all the rent deposit to defray.

3. If Paryt A wants to terminate this agreement before the lease term, he should give written notice in 30days advance with double rent deposit will be returned to Part B.

Article 5:Breach of lease agreement

1. Part B transfer all or part of facilities to the third part without’s written consent from Party A.

2. Party B change nature of  the construction structure or extend the factory.

Article 6: Related fees during lease term

1. During lease term, the maintain and repair fees should be paid by the Party B. The labor fees ,repair ,and power fees,insurance fee and merchanic maintainence.

2. Part B should processing related conmmercial and tax certificates .Public security fee , Water and electricity charges, hygienic expense, property management fee should be shared equally by Party A and Party B.

3. Paryt A responsible for the normal factory and facilities maintainence ..

Paryt B should be payable for the excess water and electricity usage Part A stipulated ( including 40 kilowatt electricity )

Article 7:  During lease term, Party B engages in projects which have economic, political and legal liability, fire safety accident liability, and running projects causing all the fees,taxes, certificates, decorates and so on,will be in charge for the Party B and there is no any relationship with Party A. Party B cannot use this floor as the lending pawn or sublease,otherwise Party B should be entitiled to recover the losses and responsible for rising legal proceeding.

Article 8: In case of force majeure such as natural disasters case Part be can not maintain manufacturing , this agreement is bound to termination ,and both party dispense from liability .

Article 9: In the event that the facilities Party B rentd force to demolition and relocation for the government construction plan , Party A should service of written notice of 30 days in advance (subject to government demolition and relocation deadline) to Party B，Party B should remove in time and both party dispense from liability.

Article 10. Party A have rights randomly deal with the left property when the agreement terminated two weeks and Party B do not remove its assets like facilities and materials .

Article 11. When the Lease term is over, if Party B wants to lease the floor without changing its usage, on the same rent condition, Party B has the priority right to rent.

Article 12: In case of any thing not covered here,supplementary clauses will be formed which have the same effect as the those in this contract.This agreement is in duplicate. Each party shall have one copy. This agreement will come into effect upon both parties’ signature.

Party A:	Party B:

Hui Guilan	Hyundai Light & Electric (HZ) Co.,Ltd